UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2014

ZAGG Inc

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34528	20-2559624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 South 500 West, Suite J Salt Lake City, Utah 84115

(Address of Principal Executive Offices)
____________________

(801) 263-0699

(Registrant’s telephone number, including area code)
____________________

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

On June 12, 2014, ZAGG Inc, a Nevada corporation (the “Company” or “ZAGG”), held its 2014 Annual Meeting of Stockholders (the “Meeting”) at the offices of the Company in Salt Lake City, Utah.  The following matters were voted on at the Meeting: (1) the election of five directors of the Company to serve until the next annual meeting of the stockholders and until a successor has been elected and qualified, (2) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, and (3) an advisory vote on the compensation of the Company’s named executive officers.

The voting totals were as follows:

1.           Election of Directors:

Nominee	Number of Shares Voted For	Number of Shares Withheld	Broker Non-Votes
Randall L. Hales	16,098,599	407,143	9,250,419
Cheryl A. Larabee	16,147,486	358,256	9,250,419
E. Todd Heiner	16,146,385	359,357	9,250,419
Bradley J. Holiday	16,147,370	358,372	9,250,419
Daniel R. Maurer	16,129,880	375,862	9,250,419

Based on the voting results shown above, each of the director nominees listed above was elected to the Company’s Board of Directors to serve until their respective successors have been duly elected and qualified.

2.           Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Broker Non-Votes
24,616,454	991,590	148,117	-

Based on the voting results set forth above, the appointment of KPMG LLP as the Company’s independent auditors to serve for the year ending December 31, 2014, was ratified by the Company’s stockholders.

3.           Advisory vote on the compensation of the Company’s named executive officers:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Broker Non-Votes
9,221,987	7,080,397	203,358	9,250,419

Based on the voting results set forth above, the compensation of the Company’s named executive officers was approved by the Company’s stockholders on an advisory basis.

Item 8.01.                      Other Events.

At the Meeting, management of the Company provided a presentation regarding the Company’s performance during the prior fiscal year and interim period, including performance of certain products and product categories, expectations regarding the remainder of 2014, and the markets and industry in which the Company operates. A copy of the presentation provided by Company management is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The presentation includes a financial measure that is not in conformity with accounting principles generally accepted in the United States (“GAAP”), which are referred to as non-GAAP financial measures. Specifically, the presentation includes references to earnings before stock-based compensation expense, depreciation and amortization, other income/expense, and provision for income taxes (“Adjusted EBITDA”).  The Company considers Adjusted EBITDA to be an important financial indicator of the Company's operational strength and the performance of its business. Adjusted EBITDA should not be construed as an alternative to any other measure of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing, and financing activities as there may be significant factors or trends that it fails to address.  Adjusted EBITDA is presented because the Company believes that it is helpful to some investors as a measure of the Company’s operations.  The Company cautions investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in the slide presentation to their most directly comparable GAAP financial measures as provided on the Company’s internet website.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Annual Shareholder Meeting Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG Inc

Date: June 13, 2014	By:	/s/ Brandon T. O’Brien
	Name:	Brandon T. O’Brien
	Its:	Chief Financial Officer

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